Exhibit 99.1

AMAZON.COM ANNOUNCES THIRD-QUARTER FINANCIAL RESULTS; EXPECTS
RECORD HOLIDAY SHOPPING SEASON

SEATTLE-(BUSINESS WIRE)-October 21, 2003-Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its third quarter ended September 30, 2003.

Operating cash flow was $284 million for the trailing twelve months, compared with $151 million for the trailing twelve months ended September 30, 2002. Free cash flow was $239 million for the trailing twelve months, compared with $120 million for the trailing twelve months ended September 30, 2002.

Common shares outstanding plus shares underlying stock-based employee awards totaled 433 million at September 30, 2003, an increase of 1% compared with a year ago.

Net sales were $1.13 billion in the third quarter, compared with $851 million in third quarter 2002, an increase of 33%. Net sales benefited by $29 million from changes in foreign exchange rates compared with third quarter 2002.

Operating income was $52 million in the third quarter, or 5% of net sales, compared with an operating loss of $10 million in third quarter 2002. Consolidated segment operating income improved $46 million to $74 million, or 6% of net sales, compared with $27 million, or 3% of net sales, in third quarter 2002.

Net income was $16 million in the third quarter, or $0.04 per diluted share, compared with a net loss of $35 million, or $0.09 per share, in third quarter 2002. Pro forma net income in the third quarter grew to $48 million, or $0.11 per diluted share, compared with $0 million, or $0.00 per diluted share, in third quarter 2002.

“Thanks to free shipping and low prices, we expect more customers to turn to us for their holiday gifting needs this year — producing our biggest holiday shopping season ever,” said Jeff Bezos, Amazon.com founder and CEO.

The Company currently offers Free Super Saver Shipping on orders over $25 at www.amazon.com and free shipping options at its U.K., German, French, Japanese and Canadian sites. Amazon.com also offers 30% off books over $15 and continues to lower prices every day across its product offerings including electronics, tools and bestselling CDs and DVDs. To encourage customers to try its newest stores, the Company is currently offering promotional discounts in apparel and sporting goods.

See “Financial Measures” for additional information.

Quarterly Highlights

•	Worldwide unit growth was 36%, compared with third quarter 2002.
•	Third-party seller units (new, used and refurbished items sold on the Company’s Websites by businesses and individuals) grew to 22% of worldwide units in the third quarter, compared with 17% of units a year ago.
•	North America segment sales, representing the Company’s U.S. and Canadian sites, grew 21% to $709 million in the third quarter and segment operating income grew 137% to $63 million, or 9% of net sales, compared with third quarter 2002.
•	International segment sales, representing the Company’s U.K., German, French and Japanese sites, grew 61% to $425 million in the third quarter and benefited by $28 million from changes in foreign exchange rates compared with third quarter 2002. International segment operating income was $11 million, or 3% of net sales.
•	Inventory turns for the trailing twelve months were 19, consistent with a year ago.
•	The Company expanded selection by launching a sporting goods store in the U.S. and an electronics store in Japan.

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Financial Guidance

The following forward-looking statements reflect Amazon.com’s expectations as of October 21, 2003. Results may be materially affected by many factors, such as fluctuations in foreign exchange rates, changes in global economic conditions and consumer spending, world events, the emerging nature and rate of growth of the Internet and online commerce, and the various factors detailed below.

     Fourth Quarter 2003 Guidance

•	Fourth quarter net sales are expected to be between $1.76 billion and $1.91 billion, or grow between 23% and 34%, compared with fourth quarter 2002.
•	Consolidated segment operating income is expected to be between $125 million and $155 million.
•	Operating income is expected to be between $110 million and $140 million, assuming, among other things, that the Company does not record any revisions to its restructuring-related estimates and that the closing price of Amazon.com common stock on December 31, 2003 is identical to the closing price of $48.43 on September 30, 2003.

     Full Year 2004 Expectations

•	Net sales are expected to be between $5.75 billion and $6.25 billion.
•	Consolidated segment operating income is expected to be between $375 million and $475 million.
•	Operating income is expected to be between $315 million and $415 million, assuming, among other things, that the Company does not record any revisions to its restructuring-related estimates and that the closing price of Amazon.com common stock on December 31, 2003 and December 31, 2004 is identical to the closing price of $48.43 on September 30, 2003.

A conference call will be Webcast live today at 2 p.m. PT/5 p.m. ET and will be available at least through December 31, 2003, at www.amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments; the mix of products sold to customers; the mix of net sales derived from products as compared with services; competition; risks of inventory management; the degree to which the Company enters into, maintains and develops commercial agreements and strategic transactions; seasonality; international growth and expansion; and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risk of future losses, significant amount of indebtedness, potential fluctuations in operating results, management of potential growth, system interruptions, consumer trends, fulfillment center optimization, limited operating history, government regulation and taxation, fraud and new business areas. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2002, and all subsequent filings.

Financial Measures

The following measures are defined by the Securities and Exchange Commission as non-GAAP financial measures.

Free Cash Flow

Operating cash flow is net cash provided by (used in) operating activities, including cash outflows for interest and excluding proceeds from the exercise of stock-based employee awards. Free cash flow is operating cash flow less cash outflows for purchases of fixed assets including internal-use software and Website development. A tabular reconciliation of differences from the comparable GAAP measure-operating cash flow-is included in the attached “Supplemental Financial Information and Business Metrics.”

2

Consolidated Segment Operating Income

Consolidated segment operating income is the sum of segment operating income of our individual segments and excludes the following line items on the Company’s statements of operations:

•	Stock-based compensation,
•	Amortization of other intangibles, and
•	Restructuring-related and other.

A tabular reconciliation of differences from the comparable GAAP measure - operating income (loss) - is included in the attached “Pro Forma Statements of Operations.”

Pro Forma Net Income

Pro forma net income excludes the following line items on the Company’s statements of operations:

•	Stock-based compensation,
•	Amortization of other intangibles,
•	Restructuring-related and other,
•	Remeasurement of 6.875% PEACS and other,
•	Equity in losses of equity-method investees, net, and
•	Cumulative effect of change in accounting principle.

A tabular reconciliation of differences from the comparable GAAP measure-net income (loss)-is included in the attached “Pro Forma Statements of Operations.”

For additional information regarding these non-GAAP financial measures, see exhibit 99.2 to our Form 8-K filed contemporaneously with the issuance of this release.

About Amazon.com

Amazon.com, a Fortune 500 company based in Seattle, opened on the World Wide Web in July 1995 and today offers Earth’s Biggest Selection. Amazon.com seeks to be Earth’s most customer-centric company, where customers can find and discover anything they might want to buy online, and endeavors to offer its customers the lowest possible prices. Amazon.com and other sellers list millions of unique new and used items in categories such as sporting goods, apparel and accessories, books, music, DVDs, electronics and office, kids and baby and home and garden.

Amazon.com operates six Websites: www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.fr, www.amazon.co.jp and www.amazon.ca.

Contacts:

Amazon.com Investor Relations	Amazon.com Public Relations
Tim Stone, 206/266-2171, ir@amazon.com	Bill Curry, 206/266-7180

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AMAZON.COM, INC.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended		Twelve Months Ended
	September 30,		September 30,		September 30,

	2003	2002	2003	2002	2003	2002

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$641,728	$270,438	$738,254	$540,282	$327,564	$432,307

OPERATING ACTIVITIES:
Net income (loss)	15,563	(35,080)	(37,872)	(151,783)	(35,221)	(146,696)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation of fixed assets and other amortization	18,338	20,501	57,091	62,411	76,955	83,458
Stock-based compensation	20,936	(832)	72,712	33,247	108,392	35,184
Equity in losses of equity-method investees, net	—	557	436	3,469	1,136	5,324
Amortization of goodwill and other intangibles	786	1,212	2,611	4,565	3,524	42,102
Non-cash restructuring-related and other	—	2,370	—	2,370	1,100	5,253
Gain on sale of marketable securities, net	(141)	(3,020)	(9,393)	(3,833)	(11,260)	(4,031)
Remeasurement of 6.875% PEACS and other	11,142	(2,261)	93,156	55,677	133,752	39,365
Non-cash interest expense and other	1,343	7,911	12,752	22,436	19,902	28,946
Cumulative effect of change in accounting principle	—	—	—	(801)	—	(801)
Changes in operating assets and liabilities:
Inventories	(62,147)	(24,029)	(34,001)	(2,935)	(82,369)	(16,748)
Accounts receivable, net and other current assets	(14,844)	(14,670)	18,303	(31,420)	16,775	(28,779)
Accounts payable	49,535	49,408	(131,584)	(106,296)	131,254	103,250
Accrued expenses and other current liabilities	(5,109)	40,895	(99,312)	(37,455)	(57,366)	27,788
Additions to unearned revenue	29,932	26,237	78,652	75,641	98,415	113,739
Amortization of previously unearned revenue	(27,816)	(29,487)	(85,719)	(97,741)	(123,444)	(138,149)
Interest payable	(701)	(1,604)	(26,773)	(25,840)	2,093	1,627

Net cash provided by (used in) operating activities	36,817	38,108	(88,941)	(198,288)	283,638	150,832

INVESTING ACTIVITIES:
Sales and maturities of marketable securities	21,988	50,621	581,011	400,532	733,768	467,848
Purchases of marketable securities	(71,880)	(28,186)	(414,194)	(462,290)	(587,714)	(748,504)
Purchases of fixed assets, including internal-use software and Website development	(15,192)	(11,353)	(28,727)	(23,647)	(44,243)	(31,181)
Proceeds from sale of subsidiary and other	5,072	—	5,072	—	5,072	—
Investments in equity-method investees and other investments	—	—	—	—	—	(6,198)

Net cash provided by (used in) investing activities	(60,012)	11,082	143,162	(85,405)	106,883	(318,035)

FINANCING ACTIVITIES:
Proceeds from exercises of stock options and other	41,235	6,038	132,832	56,313	198,208	58,360
Repayment of long-term debt, capital lease obligations, and other	(3,437)	(4,126)	(287,576)	(12,121)	(290,250)	(16,561)

Net cash provided by (used in) financing activities	37,798	1,912	(154,744)	44,192	(92,042)	41,799
Foreign-currency effect on cash and cash equivalents	10,087	6,024	28,687	26,783	40,375	20,661

Net increase (decrease) in cash and cash equivalents	24,690	57,126	(71,836)	(212,718)	338,854	(104,743)

CASH AND CASH EQUIVALENTS, END OF PERIOD	$666,418	$327,564	$666,418	$327,564	$666,418	$327,564

SUPPLEMENTAL CASH FLOW INFORMATION:
Fixed assets acquired under capital leases and other financing arrangements	$1,572	$162	$2,648	$2,297	$3,374	$3,411
Cash paid for interest	30,019	29,898	116,835	110,947	117,477	112,141
Stock issued in connection with minority investment	—	—	—	—	—	5,000

Note: The attached “Financial and Operational Highlights” are an integral part of the press release financial statements.

AMAZON.COM, INC.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

Net sales	$1,134,456	$851,299	$3,317,927	$2,504,326
Cost of sales	848,635	635,132	2,487,596	1,846,867

Gross profit	285,821	216,167	830,331	657,459
Operating expenses:
Fulfillment	107,057	90,342	318,217	265,908
Marketing	28,943	26,728	82,496	87,804
Technology and content	53,775	52,907	155,998	166,569
General and administrative	22,393	18,698	65,318	59,034
Stock-based compensation (1)	20,936	(832)	72,712	33,247
Amortization of other intangibles	786	1,212	2,611	4,565
Restructuring-related and other	—	36,757	—	46,731

Total operating expenses	233,890	225,812	697,352	663,858

Income (loss) from operations	51,931	(9,645)	132,979	(6,399)

Interest income	4,324	5,600	16,625	16,902
Interest expense	(29,802)	(35,922)	(100,680)	(106,817)
Other income, net	252	3,183	6,796	2,876
Remeasurement of 6.875% PEACS and other	(11,142)	2,261	(93,156)	(55,677)

Total non-operating expenses, net	(36,368)	(24,878)	(170,415)	(142,716)

Income (loss) before equity in losses of equity-method investees	15,563	(34,523)	(37,436)	(149,115)

Equity in losses of equity-method investees, net	—	(557)	(436)	(3,469)

Income (loss) before change in accounting principle	15,563	(35,080)	(37,872)	(152,584)

Cumulative effect of change in accounting principle	—	—	—	801

Net income (loss)	$15,563	$(35,080)	$(37,872)	$(151,783)

Basic and diluted earnings (loss) per share:
Prior to cumulative effect of change in accounting principle	$0.04	$(0.09)	$(0.10)	$(0.41)
Cumulative effect of change in accounting principle	—	—	—	(0.01)

	$0.04	$(0.09)	$(0.10)	$(0.40)

Weighted average shares used in computation of earnings (loss) per share:
Basic	397,912	379,650	393,477	376,564

Diluted	422,802	379,650	393,477	376,564

(1) Components of stock-based compensation:
Fulfillment	$4,374	$(98)	$16,221	$5,512
Marketing	1,582	115	4,167	2,419
Technology and content	12,013	(765)	39,807	17,305
General and administrative	2,967	(84)	12,517	8,011

	$20,936	$(832)	$72,712	$33,247

Note: The attached “Financial and Operational Highlights” are an integral part of the press release financial statements.

AMAZON.COM, INC.
Pro Forma Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Three Months Ended
	September 30, 2003			September 30, 2002

	As Reported (1)	Adjustments	Pro Forma	As Reported (1)	Adjustments	Pro Forma

Net sales	$1,134,456	$—	$1,134,456	$851,299	$—	$851,299
Cost of sales	848,635	—	848,635	635,132	—	635,132

Gross profit	285,821	—	285,821	216,167	—	216,167

Operating expenses:
Fulfillment	107,057	—	107,057	90,342	—	90,342
Marketing	28,943	—	28,943	26,728	—	26,728
Technology and content	53,775	—	53,775	52,907	—	52,907
General and administrative	22,393	—	22,393	18,698	—	18,698
Stock-based compensation	20,936	(20,936)	—	(832)	832	—
Amortization of other intangibles	786	(786)	—	1,212	(1,212)	—
Restructuring-related and other	—	—	—	36,757	(36,757)	—

Total operating expenses	233,890	(21,722)	212,168	225,812	(37,137)	188,675

Income (loss) from operations	51,931	21,722	73,653 (2)	(9,645)	37,137	27,492 (2)

Interest income	4,324	—	4,324	5,600	—	5,600
Interest expense	(29,802)	—	(29,802)	(35,922)	—	(35,922)
Other income, net	252	—	252	3,183	—	3,183
Remeasurement of 6.875% PEACS and other	(11,142)	11,142	—	2,261	(2,261)	—

Total non-operating expenses, net	(36,368)	11,142	(25,226)	(24,878)	(2,261)	(27,139)

Income (loss) before equity in losses of equity-method investees	15,563	32,864	48,427	(34,523)	34,876	353

Equity in losses of equity-method investees, net	—	—	—	(557)	557	—

Net income (loss)	$15,563	$32,864	$48,427	$(35,080)	$35,433	$353

Basic earnings (loss) per share	$0.04	$0.08	$0.12	$(0.09)	$0.09	$—

Diluted earnings (loss) per share	$0.04	$0.07	$0.11	$(0.09)	$0.09	$—

Weighted average shares used in computation of earnings (loss) per share:
Basic	397,912		397,912	379,650		379,650

Diluted	422,802		422,802	379,650		398,361

Net cash provided by operating activities			$36,817			$38,108
Purchases of fixed assets, including internal-use software and Website development			(15,192)			(11,353)

Free cash flow			$21,625			$26,755

Net cash provided by (used in) investing activities			$(60,012)			$11,082

Net cash provided by financing activities			$37,798			$1,912

(1)  In accordance with accounting principles generally accepted in the United States.

(2)  Consolidated segment operating income.

Note: The attached “Financial and Operational Highlights” are an integral part of the press release financial statements.

AMAZON.COM, INC.
Pro Forma Statements of Operations
(in thousands, except per share data)
(unaudited)

	Nine Months Ended			Nine Months Ended
	September 30, 2003			September 30, 2002

	As Reported (1)	Adjustments	Pro Forma	As Reported (1)	Adjustments	Pro Forma

Net sales	$3,317,927	$—	$3,317,927	$2,504,326	$—	$2,504,326
Cost of sales	2,487,596	—	2,487,596	1,846,867	—	1,846,867

Gross profit	830,331	—	830,331	657,459	—	657,459

Operating expenses:
Fulfillment	318,217	—	318,217	265,908	—	265,908
Marketing	82,496	—	82,496	87,804	—	87,804
Technology and content	155,998	—	155,998	166,569	—	166,569
General and administrative	65,318	—	65,318	59,034	—	59,034
Stock-based compensation	72,712	(72,712)	—	33,247	(33,247)	—
Amortization of other intangibles	2,611	(2,611)	—	4,565	(4,565)	—
Restructuring-related and other	—	—	—	46,731	(46,731)	—

Total operating expenses	697,352	(75,323)	622,029	663,858	(84,543)	579,315

Income (loss) from operations	132,979	75,323	208,302 (2)	(6,399)	84,543	78,144 (2)

Interest income	16,625	—	16,625	16,902	—	16,902
Interest expense	(100,680)	—	(100,680)	(106,817)	—	(106,817)
Other income, net	6,796	—	6,796	2,876	—	2,876
Remeasurement of 6.875% PEACS and other	(93,156)	93,156	—	(55,677)	55,677	—

Total non-operating expenses, net	(170,415)	93,156	(77,259)	(142,716)	55,677	(87,039)

Income (loss) before equity in losses of equity-method investees	(37,436)	168,479	131,043	(149,115)	140,220	(8,895)

Equity in losses of equity-method investees, net	(436)	436	—	(3,469)	3,469	—

Income (loss) before change in accounting principle	(37,872)	168,915	131,043	(152,584)	143,689	(8,895)

Cumulative effect of change in accounting principle	—	—	—	801	(801)	—

Net income (loss)	$(37,872)	$168,915	$131,043	$(151,783)	$142,888	$(8,895)

Basic earnings (loss) per share:
Prior to cumulative effect of change in accounting principle	$(0.10)	$0.43	$0.33	$(0.41)	$0.39	$(0.02)
Cumulative effect of change in accounting principle	—	—	—	0.01	(0.01)	—

	$(0.10)	$0.43	$0.33	$(0.40)	$0.38	$(0.02)

Diluted earnings (loss) per share:
Prior to cumulative effect of change in accounting principle	$(0.10)	$0.41	$0.31	$(0.41)	$0.39	$(0.02)
Cumulative effect of change in accounting principle	—	—	—	0.01	(0.01)	—

	$(0.10)	$0.41	$0.31	$(0.40)	$0.38	$(0.02)

Weighted average shares used in computation of earnings (loss) per share:
Basic	393,477		393,477	376,564		376,564

Diluted	393,477		418,359	376,564		376,564

Net cash used in operating activities			$(88,941)			$(198,288)
Purchases of fixed assets, including internal-use software and Website development			(28,727)			(23,647)

Free cash flow			$(117,668)			$(221,935)

Net cash provided by (used in) investing activities			$143,162			$(85,405)

Net cash provided by (used in) financing activities			$(154,744)			$44,192

(1)  In accordance with accounting principles generally accepted in the United States.

(2)  Consolidated segment operating income.

Note: The attached “Financial and Operational Highlights” are an integral part of the press release financial statements.

AMAZON.COM, INC.
Segment Information
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

North America
Net sales	$709,271	$587,004	$2,116,506	$1,794,786
Cost of sales	508,150	432,319	1,538,496	1,296,450

Gross profit	201,121	154,685	578,010	498,336
Direct segment operating expenses	138,606	128,339	409,236	400,903

Segment operating income	62,515	26,346	168,774	97,433

International
Net sales	425,185	264,295	1,201,421	709,540
Cost of sales	340,485	202,813	949,100	550,417

Gross profit	84,700	61,482	252,321	159,123
Direct segment operating expenses	73,562	60,336	212,793	178,412

Segment operating income (loss)	11,138	1,146	39,528	(19,289)

Consolidated
Net sales	1,134,456	851,299	3,317,927	2,504,326
Cost of sales	848,635	635,132	2,487,596	1,846,867

Gross profit	285,821	216,167	830,331	657,459
Direct segment operating expenses	212,168	188,675	622,029	579,315

Segment operating income	73,653	27,492	208,302	78,144
Stock-based compensation	20,936	(832)	72,712	33,247
Amortization of other intangibles	786	1,212	2,611	4,565
Restructuring-related and other	—	36,757	—	46,731

Income (loss) from operations	51,931	(9,645)	132,979	(6,399)
Total non-operating expenses, net	(36,368)	(24,878)	(170,415)	(142,716)
Equity in losses of equity-method investees, net	—	(557)	(436)	(3,469)
Cumulative effect of change in accounting principle	—	—	—	801

Net income (loss)	$15,563	$(35,080)	$(37,872)	$(151,783)

Segment Highlights:
Y / Y net sales growth:
North America	21%	17%	18%	12%
International	61	91	69	78
Consolidated	33	33	32	25
Y / Y gross profit growth:
North America	30	15	16	14
International	38	118	59	86
Consolidated	32	33	26	25
Gross margin:
North America	28	26	27	28
International	20	23	21	22
Consolidated	25	25	25	26
Segment operating margin:
North America	9	4	8	5
International	3	N/A	3	(3)
Consolidated	6	3	6	3
Net sales mix:
North America	63	69	64	72
International	37	31	36	28

Note: The attached “Financial and Operational Highlights” are an integral part of the press release financial statements.

AMAZON.COM, INC.
Supplemental Net Sales Information
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

North America
Media	$502,271	$435,793	$1,518,581	$1,346,381
Electronics and other general merchandise	180,418	133,355	526,002	391,202
Other	26,582	17,856	71,923	57,203

	709,271	587,004	2,116,506	1,794,786

International
Media	374,989	249,855	1,096,735	673,047
Electronics and other general merchandise	49,804	13,875	103,756	34,918
Other	392	565	930	1,575

	425,185	264,295	1,201,421	709,540

Consolidated
Media	877,260	685,648	2,615,316	2,019,428
Electronics and other general merchandise	230,222	147,230	629,758	426,120
Other	26,974	18,421	72,853	58,778

	$1,134,456	$851,299	$3,317,927	$2,504,326

Y / Y Net Sales Growth:
North America:
Media	15%	16%	13%	10%
Electronics and other general merchandise	35	21	34	17
Other	49	25	26	24

International:
Media	50	85	63	71
Electronics and other general merchandise	259	327	197	528
Other	(31)	N/A	(41)	N/A

Consolidated:
Media	28	34	30	25
Electronics and other general merchandise	56	30	48	25
Other	46	29	24	27

Consolidated Net Sales Mix:
Media	77	81	79	81
Electronics and other general merchandise	20	17	19	17
Other	2	2	2	2

Note: The attached “Financial and Operational Highlights” are an integral part of the press release financial statements.

AMAZON.COM, INC.
Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

	September 30,	December 31,	September 30,
	2003	2002	2002

ASSETS
Current assets:
Cash and cash equivalents	$666,418	$738,254	$327,564
Marketable securities	398,242	562,715	538,238

Cash, cash equivalents, and marketable securities	1,064,660	1,300,969	865,802
Inventories	241,667	202,425	151,514
Accounts receivable, net and other current assets	103,873	112,282	102,291

Total current assets	1,410,200	1,615,676	1,119,607

Fixed assets, net	221,459	239,398	239,238
Goodwill, net	69,121	70,811	70,811
Other intangibles, net	659	3,460	4,373
Other equity investments	12,949	15,442	16,498
Other assets	35,297	45,662	46,878

Total assets	$1,749,685	$1,990,449	$1,497,405

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$499,189	$618,128	$347,519
Accrued expenses and other current liabilities	236,184	314,935	241,674
Unearned revenue	40,843	47,916	65,878
Interest payable	44,476	71,661	42,793
Current portion of long-term debt and other	6,058	13,318	13,134

Total current liabilities	826,750	1,065,958	710,998

Long-term debt and other	2,080,969	2,277,305	2,264,846

Commitments and contingencies

Stockholders’ deficit:
Preferred stock, $0.01 par value:
Authorized shares — 500,000 Issued and outstanding shares — none	—	—	—
Common stock, $0.01 par value:
Authorized shares — 5,000,000 Issued and outstanding shares — 400,422, 387,906 and 381,216	4,004	3,879	3,812
Additional paid-in capital	1,852,308	1,649,946	1,550,118
Deferred stock-based compensation	(3,525)	(6,591)	(7,775)
Accumulated other comprehensive income (loss)	36,761	9,662	(12,233)
Accumulated deficit	(3,047,582)	(3,009,710)	(3,012,361)

Total stockholders’ deficit	(1,158,034)	(1,352,814)	(1,478,439)

Total liabilities and stockholders’ deficit	$1,749,685	$1,990,449	$1,497,405

Note: The attached “Financial and Operational Highlights” are an integral part of the press release financial statements.

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except per share data)
(unaudited)

						Y / Y %
	Q3 2002	Q4 2002	Q1 2003	Q2 2003	Q3 2003	Change

Cash Flows and Shares

Operating cash flow — trailing twelve months (TTM)	$151	$174	$164	$285	$284	88%

Purchases of fixed assets — TTM	$31	$39	$41	$40	$44	42%

Free cash flow (operating cash flow less purchases of fixed assets) — TTM	$120	$135	$123	$245	$239	100%

Common shares and stock-based awards outstanding	430	433	432	433	433	1%
Common shares outstanding	381	388	392	397	400	5%
Stock-based employee awards outstanding	48	45	41	36	33	(33%)
Stock-based employee awards outstanding — % of common shares outstanding	13%	12%	10%	9%	8%	N/A

Results of Operations

Worldwide (WW) net sales	$851	$1,429	$1,084	$1,100	$1,134	33%
WW net sales — Y / Y growth, excluding the effect of foreign exchange rates	30%	25%	22%	30%	30%	N/A
WW net sales — TTM	$3,619	$3,933	$4,169	$4,463	$4,747	31%
WW net sales shipped outside the U.S. — % of net sales — TTM	33%	36%	37%	39%	40%	N/A

Gross profit	$216	$335	$271	$274	$286	32%
Gross margin — % of WW net sales	25.4%	23.5%	25.0%	24.9%	25.2%	N/A
Gross profit — TTM	$932	$993	$1,040	$1,096	$1,165	25%
Gross margin — TTM % of WW net sales	25.7%	25.2%	24.9%	24.6%	24.6%	N/A

Fulfillment costs — % of WW net sales	10.6%	8.9%	9.6%	9.8%	9.4%	N/A
Fulfillment costs — TTM % of WW net sales	10.4%	10.0%	9.7%	9.6%	9.4%	N/A

Consolidated direct segment operating expenses	$189	$233	$203	$207	$212	12%
Consolidated direct segment operating expenses — TTM	$795	$813	$817	$832	$855	8%

Consolidated segment operating income	$27	$102	$67	$67	$74	168%
Consolidated segment operating margin — % of WW net sales	3.2%	7.1%	6.2%	6.1%	6.5%	N/A
Consolidated segment operating income — TTM	$137	$180	$223	$264	$310	127%
Consolidated segment operating margin — TTM % of WW net sales	3.8%	4.6%	5.3%	5.9%	6.5%	N/A

GAAP operating income (loss)	$(10)	$71	$39	$42	$52	N/A
GAAP operating margin — % of WW net sales	(1.1%)	4.9%	3.6%	3.8%	4.6%	N/A
GAAP operating income — TTM	$8	$64	$102	$142	$204	N/A
GAAP operating margin — TTM % of WW net sales	0.2%	1.6%	2.4%	3.2%	4.3%	N/A

Pro forma net income	$0	$75	$40	$42	$48	N/A
Diluted pro forma net income per share	$0.00	$0.19	$0.10	$0.10	$0.11	N/A
Pro forma net income — TTM	$26	$66	$112	$158	$206	697%

GAAP net income (loss)	$(35)	$3	$(10)	$(43)	$16	N/A
GAAP net income (loss) per share	$(0.09)	$0.01	$(0.03)	$(0.11)	$0.04	N/A
GAAP net loss — TTM	$(147)	$(149)	$(136)	$(86)	$(35)	(76%)

North America segment:
Net sales	$587	$967	$705	$703	$709	21%
Net sales — TTM	$2,647	$2,761	$2,845	$2,961	$3,083	16%
Gross profit	$155	$243	$187	$190	$201	30%
Gross margin — % of North America net sales	26%	25%	27%	27%	28%	N/A
Gross profit — TTM	$717	$741	$754	$774	$821	15%
Gross margin — TTM % of North America net sales	27%	27%	27%	26%	27%	N/A
Operating income	$26	$82	$52	$55	$63	137%
Operating margin — % of North America net sales	4%	9%	7%	8%	9%	N/A
Operating income — TTM	$166	$180	$196	$215	$251	51%
Operating margin — TTM % of North America net sales	6%	7%	7%	7%	8%	N/A

Note: The attached “Financial and Operational Highlights” are an integral part of this Supplemental Financial Information and Business Metrics.

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except inventory turnover, accounts payable days, and employee data)
(unaudited)

						Y / Y %
	Q3 2002	Q4 2002	Q1 2003	Q2 2003	Q3 2003	Change

International segment:
Net sales	$264	$462	$379	$397	$425	61%
Net sales — Y / Y growth, excluding the effect of foreign exchange rates	75%	62%	45%	57%	50%	N/A
Net sales — TTM	$973	$1,172	$1,324	$1,502	$1,663	71%
Gross profit	$61	$93	$84	$84	$85	38%
Gross margin — % of International net sales	23%	20%	22%	21%	20%	N/A
Gross profit — TTM	$215	$252	$286	$322	$345	60%
Gross margin — TTM % of International net sales	22%	21%	22%	21%	21%	N/A
Operating income	$1	$20	$16	$13	$11	872%
Operating margin — % of International net sales	0%	4%	4%	3%	3%	N/A
Operating income (loss) — TTM	$(29)	$0	$27	$49	$59	N/A
Operating margin — TTM % of International net sales	(3%)	0%	2%	3%	4%	N/A

Supplemental North America Segment Net Sales:
Media	$436	$649	$517	$499	$502	15%
Media — TTM	$1,930	$1,995	$2,041	$2,101	$2,167	12%
Electronics and other general merchandise	$133	$290	$168	$177	$180	35%
Electronics and other general merchandise — TTM	$633	$681	$722	$769	$816	29%
Other	$18	$28	$19	$26	$27	49%
Other — TTM	$84	$85	$82	$91	$100	20%

Supplemental International Segment Net Sales:
Media	$250	$431	$356	$366	$375	50%
Media — TTM	$925	$1,104	$1,245	$1,402	$1,527	65%
Electronics and other general merchandise	$14	$31	$23	$31	$50	259%
Electronics and other general merchandise — TTM	$45	$66	$77	$99	$135	196%
Other	$1	$0	$0	$0	$0	(31%)
Other — TTM	$2	$2	$2	$1	$1	(38%)

Supplemental Worldwide Net Sales:
Media	$686	$1,079	$873	$865	$877	28%
Media — TTM	$2,855	$3,099	$3,286	$3,503	$3,695	29%
Electronics and other general merchandise	$147	$321	$191	$209	$230	56%
Electronics and other general merchandise — TTM	$679	$747	$799	$868	$951	40%
Other	$18	$29	$20	$26	$27	46%
Other — TTM	$86	$87	$84	$93	$101	19%

Balance Sheet

Cash and marketable securities	$866	$1,301	$1,083	$989	$1,065	23%

Inventory, net	$152	$202	$173	$178	$242	60%
Inventory — TTM, % of TTM net sales	4%	4%	4%	4%	4%	N/A
Inventory turnover — TTM	19.4	19.3	19.7	20.2	18.9	(3%)

Fixed assets, net	$239	$239	$228	$222	$221	(7%)

Accounts payable days — ending	50	52	44	49	54	8%

Other

Employees (full-time and part-time)	7,800	7,500	7,700	7,600	7,900	1%

Note: The attached “Financial and Operational Highlights” are an integral part of this Supplemental Financial Information and Business Metrics.

AMAZON.COM, INC.
Financial and Operational Highlights
(unaudited)

Third Quarter 2003 Results of Operations (comparisons are with the equivalent period of the prior year, unless otherwise stated)

Net Sales

•	Shipping revenue, which excludes amounts earned from third-party sellers, was approximately $77 million, up 5% from $73 million.
•	Worldwide unit growth was 36%, compared with 41% in second quarter 2003, and third-party units as a percentage of worldwide units were 22%, compared with 19% in second quarter 2003.

Gross Profit

•	Gross profit benefited by approximately $6 million, and consolidated segment operating income by approximately $1 million, from changes in foreign exchange rates compared with third quarter 2002.
•	Shipping loss was approximately $27 million, up from a loss of $10 million. We continue to measure our shipping results relative to their effect on our overall financial results and intend to continue providing our customers with free shipping offers.

Fulfillment

•	Fulfillment costs represent those costs incurred in operating and staffing our fulfillment and customer service centers, credit card fees and bad debt costs, including costs associated with our guarantee for certain third-party seller transactions. Fulfillment costs also include amounts paid to third-parties, who assist us in fulfillment and customer service operations.
•	Certain of our fulfillment-related costs incurred on behalf of other businesses, such as Toysrus.com and Target, are classified as cost of sales rather than fulfillment.
•	Credit card fees associated with third-party seller transactions represent a significant percentage relative to commission amounts earned, and as a result, negatively affect fulfillment as a percentage of net sales.

Stock-Based Compensation

•	We granted less than a half million stock awards during the quarter with vesting periods generally ranging from three to six years.
•	At September 30, 2003, there were 33 million stock awards outstanding, which are excluded from common stock outstanding, consisting of 28 million stock options ($12 average exercise price) and 5 million restricted stock units. There are also 1 million shares of restricted stock, which are included in common stock outstanding.
•	Since October 2002, we have awarded restricted stock units as our primary form of stock-based compensation. Restricted stock units, under fixed accounting, are generally measured at fair value on the date of grant based on the number of shares granted and the quoted price of our common stock. Such value is recognized as an expense over the corresponding service period. To the extent that restricted stock units are forfeited prior to vesting, the corresponding previously recognized expense is reversed as an offset to stock-based compensation.

•	At September 30, 2003, 1 million stock awards were subject to variable accounting. Stock option grants after December 31, 2002 are subject to variable accounting treatment. Under variable stock award accounting, we will incur unpredictable charges or credits dependent on the fluctuations in market prices of our common stock, which we are unable to forecast. For example, if at the end of any quarter the quoted price of our common stock is lower than the quoted price at the end of the previous quarter, or to the extent previously-recorded amounts relate to unvested portions of awards that were cancelled, compensation expense associated with variable accounting will be recalculated using the cumulative expense method and may result in a net benefit to our results of operations.
•	“Stock-based compensation” consisted of $10 million for stock awards under variable accounting and $10 million for stock awards under fixed accounting. “Stock-based compensation” includes matching stock contributions under our 401(k) program but excludes payroll tax expense resulting from exercises of stock-based awards.
•	Using the following hypothetical market prices of our common stock above and below our September 30, 2003 closing price of $48.43, our hypothetical stock-based compensation expense for the three months ended September 30, 2003 would have been affected by variable accounting treatment as follows (in millions, except percentages and per share amounts):

Percentage		Hypothetical	Hypothetical vs.
Difference	Hypothetical Market	Stock-Based	Actual Stock-Based
Closing Price (1)	Price per Share (1)	Compensation Expense	Compensation Expense

(25)%	$36.32	$14	$(7)
(10)%	43.59	18	(3)
0%	48.43	21 (2)	—
10%	53.27	24	3
25%	60.54	29	8

(1)	Hypothetical - not a prediction of future quoted prices of our common stock.
(2)	Represents actual stock-based compensation expense for third quarter 2003.

Restructuring-Related and Other

•	In first quarter 2001 we announced and began implementation of our operational restructuring plan. The restructuring is complete; however, we may adjust our restructuring-related estimates in the future, if necessary.
•	Cash payments resulting from our operational restructuring were $3 million, compared with $8 million in third quarter 2002.
•	We estimate, based on currently available information, the remaining net cash outflows associated with restructuring-related leases and other commitments will be $2 million in the remainder of 2003, $11 million in 2004, and $20 million thereafter. Amounts due within 12 months are included within “Accrued expenses and other current liabilities” and the remaining amounts within “Long-term debt and other” on our balance sheet. These amounts are net of anticipated sublease income of approximately $45 million (we have signed sublease agreements on $15 million in future income) on gross lease and other obligations of $79 million.

Remeasurement of 6.875% PEACS and Other

•	“Remeasurement of 6.875% PEACS and other” primarily consisted of foreign-currency losses on remeasurement of 6.875% PEACS from Euros to U.S. Dollars of $12 million, compared with $0 million in third quarter 2002.
•	Other includes a $2 million gain on sale of our mail order toy catalog business, for $5 million in cash.

Income Taxes

•	At September 30, 2003, we had net operating loss carryforwards (NOLs) of approximately $2.9 billion related to U.S. federal, state and foreign jurisdictions. Utilization of NOLs, which begin to expire at various times starting in 2010, may be subject to certain limitations. Approximately $1.6 billion of our NOLs relate to tax deductible stock-based compensation in excess of amounts recognized for financial reporting purposes-to the extent that any of this amount is realized for tax purposes but not financial reporting purposes, the resulting benefit will be credited to stockholders’ equity, rather than results of operations.

Net Income (Loss)

•	Although we reported net income for third quarter of 2003, we believe that this positive net income result should not be viewed as a material positive event and is not predictive of future trends for a variety of reasons. For example, we are unable to forecast the effect on our future reported results of certain items, including the stock-based compensation associated with variable accounting treatment and the gain or loss associated with the remeasurement of our 6.875% PEACS that results from fluctuations in foreign exchange. These items represented significant charges during the first, second and third quarters of 2003 and may result in significant charges or gains in future periods.

Cash Flows and Balance Sheet

•	Operating cash flows and free cash flows can be volatile and are sensitive to many factors, including changes in working capital. Working capital at any specific point in time is subject to many variables, including world events, seasonality, the timing of expense payments, discounts offered by vendors, and vendor payment terms.
•	Our cash, cash equivalents and marketable securities of $1.1 billion, at fair value, primarily consist of cash, commercial paper and short-term securities, U.S. Treasury notes and bonds and asset-backed and agency securities.
•	We have pledged approximately $106 million of our marketable securities as collateral for property leases and other contractual obligations, compared with $135 million at September 30, 2002.
•	“Unearned revenue” includes amounts received from third-parties in advance of us providing the associated service.
•	“Accrued expenses and other current liabilities” includes, among other things, liabilities for gift certificates, marketing activities, and workforce costs, including accrued payroll, vacation, and other benefits.
•	“Long-term debt and other” primarily includes the following (in millions):

	Principal			Principal
	at Maturity		Interest Rate	Due Date

Convertible Subordinated Notes	$1,250	(1)	4.750%	February 2009
PEACS	805	(2)	6.875%	February 2010

	$2,055	(3)

(1)	Convertible at the holders’ option into our common stock at $78.0275 per share. We have the right to redeem the Convertible Subordinated Notes, in whole or in part, at a redemption price of 102.85% of the principal, which decreases to 100% over time, plus any accrued and unpaid interest.

(2)	€690 million principal amount, convertible at the holders’ option into our common stock at €84.883 per share. The U.S. Dollar equivalent principal, interest, and conversion price fluctuates based on the Euro/U.S. Dollar exchange ratio. We have the right to redeem the PEACS, in whole or in part, by paying the €690 million, plus any accrued and unpaid interest. Because we do not hedge any portion of the PEACS, we have interest expense exposure to fluctuations in the Euro/US dollar exchange ratio.

(3)	The “if converted” number of shares associated with each of our convertible debt instruments (approximately 24 million total shares) are excluded from diluted shares as their effect is anti-dilutive.

Certain Definitions and Other

•	We present segment information along two lines: North America and International. We measure operating results of our segments using an internal performance measure of direct segment operating expenses that excludes stock-based compensation, amortization of goodwill and other intangibles, and restructuring-related and other charges, each of which is not allocated to segment results. All other centrally-incurred operating costs are fully allocated to segment results. Our operating results, particularly for the International segment, are affected by movements in foreign exchange rates.
•	The North America segment consists of amounts earned from retail sales of consumer products through www.amazon.com and www.amazon.ca (including from third-party sellers), from North America focused Syndicated Stores, such as www.cdnow.com, mail-order catalogs and from non-retail activities such as North America focused Merchant.com, marketing and promotional agreements.
•	The International segment consists of amounts earned from retail sales of consumer products through www.amazon.co.uk, www.amazon.de, www.amazon.fr and www.amazon.co.jp (including from third-party sellers), from internationally focused Syndicated Stores and from non-retail activities such as internationally focused marketing and promotional agreements. This segment includes export sales from www.amazon.co.uk, www.amazon.de, www.amazon.fr and www.amazon.co.jp (including export sales from these sites to customers in the U.S. and Canada), but excludes export sales from www.amazon.com and www.amazon.ca.
•	We provide supplemental revenue information within each segment for three categories: “Media”, “Electronics and other general merchandise” and “Other.” Media consists of amounts earned from retail sales from all sellers of books, music, DVD/video, magazine subscriptions, software, video games and video game consoles. Electronics and other general merchandise consists of amounts earned from retail sales from all sellers of items not included in Media, such as electronics and office, kids and baby, home and garden, apparel and sporting goods. The Other category consists of non-retail activities, such as the Merchant.com program and miscellaneous marketing and promotional activities.
•	All references to customers mean customer accounts, which are unique e-mail addresses, established either when a customer’s initial order is shipped or when a customer orders from certain third-party sellers on our Websites. Customer accounts include customers of Amazon Marketplace, Auctions and zShops and our Merchants@ and Syndicated Stores Programs, but exclude Merchant.com Program customers, Amazon.com Payments customers, our catalog customers and the customers of select companies with whom we have a technology alliance or marketing and promotional relationships. A customer is considered active upon placing an order.
•	All references to units mean units sold (net of returns and cancellations) by us and third-party sellers at Amazon.com domains worldwide-such as www.amazon.com, www.amazon.ca, www.amazon.fr, www.amazon.co.uk, www.amazon.de and www.amazon.co.jp-and at Syndicated Stores domains, as well as Amazon.com-owned items sold at non-Amazon.com domains, such as books, music and DVD/video items ordered from Amazon.com’s store at www.target.com. Units do not include Amazon.com gift certificates.